Exhibit 3.21

CERTIFICATE OF FORMATION

OF

BCP QUALTEK BUYER, LLC

This Certificate of Formation of BCP QualTek Buyer, LLC (the “Limited Liability Company”), dated May 15, 2018, is being duly executed and filed by A. James Como, as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

The undersigned, being duly authorized to execute and file this Certificate of Formation, hereby certifies that:

FIRST: The name of the Limited Liability Company is BCP QualTek Buyer, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808, County of New Castle.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first written above.

/s/ A. James Como
A. James Como,
Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

BCP QUAL TEK BUYER, LLC

The undersigned, being duly authorized to execute and file this Certificate of Amendment to Certificate of Formation for the purpose of amending the Certificate of Formation pursuant to the Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST

The name of the limited liability company is BCP QualTek Buyer, LLC (the “Company”).

SECOND

Paragraph FIRST of the Certificate of Formation of the Company is hereby amended and restated in its entirety to read in full as follows:

The name of the limited liability company is QualTek Buyer, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Formation as of the 14th day of February, 2022.

BCP QualTek HoldCo, LLC
Sole Member of:
BCP QualTek Buyer, LLC

By:	/s/ Andrew S. Weinberg
	Name:	Andrew S. Weinberg
	Title:	President